UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

1717 West Collins Avenue

Orange, California 92867

(Address of principal executive offices)

(714) 516-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2004, Sybron Dental Specialties (the “Company”) announced that Gregory D. Waller would be retiring as Vice President-Finance, Chief Financial Officer and Treasurer after approximately 30 years with the Company. Mr. Waller will remain in his position until at least April 1, 2005, and possibly longer depending on the progress of the Company’s search for his replacement. As a result of his anticipated retirement, the Company and Mr. Waller entered into a termination agreement regarding his employment (the “Termination Agreement”) on November 16, 2004.

Pursuant to the terms of the Termination Agreement, Mr. Waller will receive, less applicable withholding taxes: (1) his current monthly salary of $22,500 through the retirement date; and (2) a lump sum payment in the amount of $46,514.39, in full payment of the amount owed for accrued vacation. Additionally, all of the stock options previously granted to Mr. Waller, that are exercisable on the retirement date, will be amended to allow for the exercise of the options for two years following the retirement date. Further, if Mr. Waller signs, within 30 days of the retirement date, the form of release attached as Addendum A to the Termination Agreement (the “Release”), and does not revoke such Release, Mr. Waller will receive, less applicable withholding taxes: (1) a lump sum severance payment in the amount of $270,000; (2) an amount equal to the incentive award that would have been earned under the Company’s Senior Executive Incentive Compensation Plan for fiscal 2005; multiplied, however, by the percentage of the fiscal year in which Mr. Waller was employed; and (3) insurance coverage, for a period of one year following the retirement date, substantially similar to that which Mr. Waller was receiving or entitled to receive immediately prior to the retirement date.

Provided Mr. Waller signs the Release within the time frame discussed above, the Company will enter into the form of consulting agreement, attached as Addendum B to the Termination Agreement (the “Consulting Agreement”), with Mr. Waller, to be effective on April 2, 2005. Pursuant to the terms of the Consulting Agreement, Mr. Waller would act as a part-time consultant to the Company for a period of one year, but would not be required to provide such services for more than 15 hours per month. As compensation for his consulting services, Mr. Waller would receive $12,500 per month during the term of the Consulting Agreement.

The foregoing description of the Termination Agreement (including the form of Release and form of Consulting Agreement attached as Addendums to the Termination Agreement) does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 15, 2004, the Company issued a press release announcing fourth quarter and full year fiscal 2004 financial results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Termination Agreement (including the form of Release and form of Consulting Agreement attached as Addendums to the Termination Agreement), dated as of November 16, 2004, between Sybron Dental Specialties, Inc. and Gregory D. Waller.

99.1	Press Release dated November 15, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement (including the form of Release and form of Consulting Agreement attached as Addendums to the Termination Agreement), dated as of November 16, 2004, between Sybron Dental Specialties, Inc. and Gregory D. Waller.

99.1	Press Release dated November 15, 2004.